UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2010

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2010, A. Randall Thoman, 58, was elected as a director of Southwest Gas Corporation (the “Company”).  The election of Mr. Thoman increases the number of directors from twelve to thirteen.  As a director, he will serve on the Audit and Pension Plan Investment Committees of the Company’s Board of Directors (“Board”).  Mr. Thoman’s compensation as a member of the Board will be as outlined in the Company’s 2010 Proxy Statement for other directors.

Mr. Thoman received his degree in accounting from the University of Utah and was a Certified Public Accountant for approximately 30 years.  He began his career with Deloitte & Touche LLP and became a Partner in June 1991.  For 15 years, Mr. Thoman was the Partner with primary responsibility for the technical interpretation, application of accounting principles and audit standards, and review of all reporting issues and financial statements for Nevada companies registered with the Securities and Exchange Commission.  Mr. Thoman retired from Deloitte & Touche LLP in October 2009.

On July 26, 2010, George C. Biehl, Executive Vice President/Chief Financial Officer and Corporate Secretary, announced his resignation as the Chief Financial Officer and Corporate Secretary effective August 11, 2010.  Mr. Biehl will assist the Company and his successors with the transition of his responsibilities, with the intent of retiring as Executive Vice President near year-end 2010.  Mr. Biehl joined the Company in 1990 as Senior Vice President and Chief Financial Officer.  He assumed the responsibilities as Corporate Secretary for the Company in 1996 and was named Executive Vice President in 2000. He was elected to the Southwest Gas Board of Directors in 1998 and served on the Board until May of 2010.

On July 27, 2010, the Company announced the following promotions, effective August 11, 2010, related to Mr. Biehl’s planned retirement.  Assuming Mr. Biehl’s duties as the Company’s principal financial officer, Roy R. Centrella will be promoted to Senior Vice President/Chief Financial Officer of the Company.  Mr. Centrella began his career with the Company in 1983 as a Supervisor in Accounting.  During his career at the Company, he has held various managerial and executive roles in the organization including Manager/Accounting, Director/Accounting, Assistant Controller, Controller, and Vice President/Controller/Chief Accounting Officer.  Mr. Centrella holds a bachelor of science degree in accounting from the University of Scranton, as well as a master’s degree in business administration from the University of Nevada, Las Vegas, and is a Certified Public Accountant.

Gregory J. Peterson will replace Mr. Centrella as the Company’s Chief Accounting Officer and hold the title of Vice President/Controller/Chief Accounting Officer.  Mr. Peterson began his career with Southwest Gas in 1993, as Supervisor/Accounting/Technical.  His career progressed, holding positions as Manager/Accounting, Senior Manager/Financial Reporting, and Assistant Controller.  Prior to joining the Company, he worked several years in the audit division at Arthur Andersen, LLP.  He holds a bachelor of science degree in accounting from the University of Nevada, Las Vegas, and is a Certified Public Accountant.

Item 5.03 (a)         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its July 27, 2010 meeting, the Board amended the Company’s Bylaws to reflect an increase in the number of directors from twelve (12) to thirteen (13).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: July 29, 2010
/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer